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                                                                 EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 2000 and 1999.

                                                           Three Months Ended
Calculation of Basic                                            March 31,
  Earnings Per Share                                       2000          1999
______________________________                          __________   __________
Income                                                  $2,828,000   $2,913,000
                                                         _________    _________

Average common shares outstanding                        3,289,524    3,486,088

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (26,400)     (35,200)
                                                        __________    _________

Weighted average shares outstanding                      3,263,124    3,450,888
                                                        __________    _________

Earnings per share (in dollars)                         $     0.87   $     0.84
                                                        __________   __________
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                                                           Three Months Ended
Calculation of Diluted                                          March 31,
  Earnings Per Share                                       2000          1999
______________________________                          __________   __________
Net Income                                              $2,828,000   $2,913,000
                                                        __________   __________

Average common shares outstanding                        3,289,524    3,486,088

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (26,400)     (35,200)

Diluted stock options                                       74,235      116,425
                                                        __________   __________

Weighted average shares outstanding                      3,337,359    3,567,313
                                                        __________   __________

Earnings per share (in dollars)                         $     0.85   $     0.82
                                                        __________   __________


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